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                                                                    EXHIBIT 10.2





                               DT INDUSTRIES, INC.

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       TERMINATION AND CHANGE OF CONTROL AGREEMENT FOR STEPHEN J. PERKINS

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                                Table of Contents

                                                                                                               Page
                                                                                                               ----
   1.    Term and Application.....................................................................................1
   2.    Office and Duties during Extended Employment Period......................................................2
   3.    Salary and Annual Incentive Compensation during Extended Employment Period...............................2
   4.    Long-Term Compensation, Benefits and Expense Reimbursement during the Extended
         Employment Period........................................................................................2
   5.    Termination of Employment................................................................................4
   6.    Termination Due to Normal Retirement, Death, or Disability...............................................5
   7.    Termination of Employment For Reasons Other Than Normal Retirement, Death or
         Disability...............................................................................................6
   8.    Termination by the Company Without Cause and Termination by Executive for Good Reason
         During the Extended Employment Period...................................................................10
   9.    Definitions Relating to Termination Events..............................................................12
  10.    Excise Tax Gross-Up ....................................................................................16
  11.    Release of Employment Claims............................................................................19
  12.    Governing Law; Disputes; Arbitration....................................................................19
  13.    Miscellaneous...........................................................................................20
  14.    Indemnification.........................................................................................23
  15.    Income Tax Treatment....................................................................................23

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                   TERMINATION AND CHANGE OF CONTROL AGREEMENT


         THIS TERMINATION AND CHANGE OF CONTROL AGREEMENT ("Termination Agreement") by and between DT INDUSTRIES, INC., a Delaware corporation (the "Company"), and Stephen J. Perkins ("Executive") is and shall become effective as of November 6, 2000 (the "Effective Date").

                               W I T N E S S E T H

         The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Furthermore, the Company and Executive are simultaneously entering into an Employment Agreement (the "Employment Agreement") to set forth the terms upon which Executive shall be employed by the Company and desire to provide Executive with certain compensation and benefits upon the termination of his employment thereunder. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Termination Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. Term and Application. The term of this Termination Agreement (the "Term") shall commence on the Effective Date and shall terminate, except to the extent that any obligation of the Company under this Termination Agreement remains unpaid as of such time, on the date three years from the Effective Date (subject to earlier termination in accordance with Section 5 below); provided, however, that on or after the Extension Date (as defined below), the Term shall be the Extended Employment Period (as defined below). As long as the Extension Date has not occurred, commencing on the date three years after the Effective Date and each anniversary date of the Effective Date thereafter, the Term shall automatically be extended for one additional year to match the term of the Employment Agreement unless the Company or Executive shall have given proper written notice to the other in accordance with the Employment Agreement of its intention not to extend the Employment Agreement. If there is a conflict between the Employment Agreement and this Termination Agreement, this Termination Agreement shall supersede the Employment Agreement; provided the Executive shall receive the more valuable payment, right or benefit under the Employment Agreement and this Termination Agreement. In no event shall any payment, right or benefit under the Employment Agreement be reduced, eliminated or otherwise adversely affected by this Termination Agreement. In no event shall Executive receive any payment, right or benefit under both this Termination Agreement and the Employment Agreement with respect to the same Date of Termination (as defined below).

         2. Office and Duties during Extended Employment Period.

                  (a) Generally. During the Extended Employment Period, the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities with the Company shall be at least commensurate in all material respects with the most significant of those held by, exercised by and assigned to Executive at any time during the 120-day period immediately preceding the Extension Date.

                  (b) Place of Employment. During the Extended Employment Period, the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Extension Date or any office or location less than thirty-five (35) miles from such location.

         3. Salary and Annual Incentive Compensation during Extended Employment Period.

                  (a) Base Salary. During the Extended Employment Period, the Executive shall receive an annual base salary, which shall be paid at a monthly rate, at least equal to twelve (12) times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the 12-month period immediately preceding the month in which the Extension Date occurs ("Annual Base Salary"). During the Extended Employment Period, the Annual Base Salary shall be reviewed no more than twelve (12) months after the last salary increase awarded to the Executive prior to the Extension Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Termination Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Termination Agreement shall refer to Annual Base Salary as so increased. As used in this Termination Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

                  (b) Annual Incentive Compensation. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Extended Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the highest average of the Executive's annual incentive compensation for any two (2) full fiscal years in the most recent five (5) full fiscal years or, if Executive has received annual incentive compensation for only one fiscal year prior to the Extension Date, at least equal to the annual incentive compensation for such fiscal year (annualized in the event that the Executive was not employed by the Company for the whole of any such fiscal year or the fiscal year consisted of less than twelve (12) months) (the "Recent Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

         4. Long-Term Compensation, Benefits and Expense Reimbursement during the Extended Employment Period.

                  (a) Executive Compensation Plans. During the Extended Employment Period, the compensation plans, practices, policies and programs of the Company, in the aggregate, including, without limitation, any of the Company's long-term incentive plans, other stock incentive plans, performance share plans, deferred compensation plans, management



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incentive plans and supplemental retirement plans, shall provide Executive with benefits, options to acquire Company stock and compensation and incentive award opportunities substantially no less favorable than those provided by the Company under such plans and programs to senior executives in similar capacities. During the Extended Employment Period, in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Extension Date or if more favorable to the Executive, those provided generally at any time after the Extension Date to other peer executives of the Company and its affiliated companies.

                  (b) Employee and Executive Benefit Plans. During the Extended Employment Period, benefit plans, practices, policies and programs of the Company, in the aggregate, including, without limitation, plans providing health and medical insurance, life insurance, disability insurance and accidental death or dismemberment insurance, pension or other retirement plans, 401(k) or other savings plans, time-off programs, profit-sharing plans, stock purchase plans and stock ownership plans, shall provide Executive with benefits substantially no less favorable than those provided by the Company to senior executives in similar capacities. During the Extended Employment Period, in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Extension Date or, if more favorable to the Executive, those provided generally at any time after the Extension Date to other peer executives of the Company and its affiliated companies.

                  (c) Country Club Membership. During the Extended Employment Period, the Company shall pay the annual dues and assessments for Executive's membership in one country club located in the same geographic area as Executive's place of employment of which Executive is a member as of the Extension Date.

                  (d) Vacation. During each year of the Extended Employment Period, Executive shall receive an amount of paid vacation at least equal to the amount of such vacation received by Executive during the year in which the Extension Date occurs.

                  (e) Special Benefits. During the Extended Employment Period, Executive shall continue to receive the following benefits:

                      (i) a monthly automobile allowance in an amount equal to the amount in effect as of the Extension Date and reimbursement of related insurance coverage and reasonable fuel and maintenance costs; and

                      (ii) payment of reasonable expenses incurred by Executive in connection with the preparation of Executive's annual federal and state personal income tax returns.

                  (f) Reimbursement of Expenses. The Company will promptly reimburse Executive for all reasonable business expenses and disbursements incurred by Executive in the



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performance of Executive's duties during the Extended Employment Period in accordance with the Company's reimbursement policies as in effect from time to time.

         5. Termination of Employment.

                  (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Term. If the Company determines in good faith that the Disability (as defined below) of the Executive has occurred during the Term, it may give to the Executive written notice in accordance with Section 13(d) of this Termination Agreement of its intention to terminate the Executive's employment. In such event, the Executive's Date of Termination is effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties and presented to the Company a written certificate of Executive's good health as contemplated by
Section 9(c) hereof.

                  (b) Notice of Termination. Any termination by the Company for Cause (as defined below), or by the Executive for Good Reason (as defined below), shall be communicated by Notice of Termination (as defined below) to the other party hereto given in accordance with Section 13(d) of this Termination Agreement. For purposes of this Termination Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Termination Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the Date of Termination (which date shall be not more than thirty (30) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (c) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein (which date shall be not more than thirty (30) days after the giving of such notice), as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such Date of Termination, and (iii) if the Executive's employment is terminated by reason of death or Disability, or due to his voluntary decision to retire on or after his Normal Retirement Date other than for Good Reason, the Date of Termination shall be the date of death of the Executive, the Disability Effective Date, or the date the Executive notifies the Company that the Executive's employment will terminate, as the case may be. Notwithstanding the foregoing, solely the transfer of an Executive to employment with an affiliated company shall not constitute a termination of employment with the Company.


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         6. Termination Due to Normal Retirement, Death, or Disability

                  Upon an Executive's Date of Termination due to his voluntary decision to retire on or after his Normal Retirement Date (other than for Good Reason), death or Disability, the Term and the term of the Employment Agreement will immediately terminate and all obligations of the Company and Executive under Sections 1 through 4 of this Termination Agreement and Sections 1 through 5 of the Employment Agreement will immediately cease; provided, however, that subject to the provisions of Section 13(c), the Company will pay Executive (or, in the case of Executive's death, his beneficiaries or estate), and Executive (or, in the case of Executive's death, his beneficiaries or estate) will be entitled to receive, the following:

                  (a) The unpaid portion of Annual Base Salary at the rate payable, in accordance with Section 4(a) of the Employment Agreement or Section 3(a) hereof, as the case may be, at the Date of Termination, pro rated through such Date of Termination, will be paid;

                  (b) All vested, nonforfeitable amounts owing and accrued at the Date of Termination under any compensation and benefit plans, programs, and arrangements in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted, including any supplemental retirement plan in which the Executive may have participated;

                  (c) In lieu of any annual incentive compensation under Section 4(b) of the Employment Agreement or Section 3(b) hereof, as the case may be, for the year in which Executive's employment terminated (unless otherwise payable under Section 6(b) above), Executive will be paid an amount equal to the average annual incentive compensation paid to Executive in the three fiscal years immediately preceding the year of termination (or, if Executive was not eligible to receive or did not receive such incentive compensation for any fiscal year in such three fiscal year period, the Executive's target annual incentive compensation for such fiscal year(s) shall be used to calculate average annual incentive compensation) multiplied by a fraction the numerator of which is the number of days Executive was employed in the fiscal year of termination and the denominator of which is the total number of days in the fiscal year of termination;

                  (d) Stock options then held by Executive will be exercisable and restricted stock and performance shares then held by Executive will be vested to the extent and for such periods indicated in, and otherwise be governed by, the plans and programs and the agreements and other documents thereunder pursuant to which such stock options, restricted stock or performance shares were granted;

                  (e) If Executive's Date of Termination is due to Disability, for the period extending from such Date of Termination until Executive reaches age 65, Executive shall continue to participate in all employee benefit plans, programs, and arrangements providing health, medical, and life insurance in which Executive was participating immediately prior to the Date of Termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company during such period or, if such plans, programs, or arrangements do not allow Executive's continued participation, a cash payment equivalent on an after-tax basis to the value of the additional benefits Executive would have




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received under such employee benefit plans, programs, and arrangements in which
Executive was participating immediately prior to the Date of Termination, as if Executive had received credit under such plans, programs, and arrangements for service and age with the Company during such period following Executive's Date of Termination, with such benefits payable by the Company at the same times and in the same manner as such benefits would have been received by Executive under such plans (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating); and

                  (f) Reimbursement of reasonable business expenses and disbursements incurred by Executive prior to such termination of employment, as authorized under Section 5(h) of the Employment Agreement or Section 4(f) hereof, as the case may be.

Except as provided in this Section 6, the amounts payable pursuant to this
Section 6 are immediately payable and will be paid as promptly as practicable after Executive's Date of Termination and in no event more than 30 days after the Date of Termination; provided, however, to the extent that the Company would not be entitled to deduct any such payments under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), such payments shall be made at the earliest time that the payments would be deductible by the Company without limitation under Section 162(m) (unless this provision is waived by the Company). Any deferred payments shall be credited with the interest at a rate applied to prevent the imputation of taxable income under the Code.

         7. Termination of Employment For Reasons Other Than Normal Retirement, Death or Disability.

                  (a) Termination by the Company for Cause and Termination by Executive. Upon an Executive's Date of Termination by the Company for Cause, or voluntarily by Executive for reasons other than Good Reason, and other than because of the attainment of the Normal Retirement Date, death or Disability, the Term and the term of the Employment Agreement will immediately terminate, and all obligations of the Company under Sections 1 through 4 of this Termination Agreement and Sections 1 through 5 of the Employment Agreement will immediately cease; provided, however, that subject to the provisions of Section 13(c), the Company shall pay Executive (or, in the case of Executive's death, his beneficiaries or estate), and Executive (or, in the case of Executive's death, his beneficiaries or estate) shall be entitled to receive, the following:

                      (i) The unpaid portion of Annual Base Salary at the rate payable, in accordance with Section 4(a) of the Employment Agreement or Section 3(a) hereof, as the case may be, at the Date of Termination, pro rated through such Date of Termination, will be paid;

                      (ii) All vested, nonforfeitable amounts owing and accrued at the Date of Termination under any compensation and benefit plans, programs, and arrangements in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and



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                              benefits were granted, including any supplemental
                              retirement plan in which the Executive may have participated; and

                      (iii) Reimbursement of reasonable business expenses and disbursements incurred by Executive prior to such termination of employment, as authorized under
                              Section 5(h) of the Employment Agreement or
                              Section 4(f) hereof, as the case may be.

Except as provided in this Section 7(a), amounts payable pursuant to this
Section 7(a) are immediately payable and will be paid as promptly as practicable after the Executive's Date of Termination and in no event more than 30 days after the Date of Termination; provided, however, to the extent that the Company would not be entitled to deduct any such payments under Section 162(m) of the Code, such payments shall be made at the earliest time that the payments would be deductible by the Company without limitation under Section 162(m) (unless this provision is waived by the Company). Any deferred payment shall be credited with the interest at a rate applied to prevent the imputation of taxable income under the Code.

                  (b) Termination by the Company Without Cause. Upon an Executive's Date of Termination prior to the Extension Date by the Company without Cause, the Term and the term of the Employment Agreement will immediately terminate and all obligations of the Company and Executive under Sections 1 through 4 of this Termination Agreement and Sections 1 through 5 of the Employment Agreement will immediately cease; provided, however, that subject to the provisions of Section 13(c), the Company shall pay to the Executive (or, in the event of Executive's death, his beneficiaries or estate) and Executive (or, in the event of Executive's death, his beneficiaries or estate) shall be entitled to receive, the following:

                      (i) The unpaid portion of Annual Base Salary at the rate payable, in accordance with Section 4(a) of the Employment Agreement, at the Date of Termination, pro rated through such Date of Termination, will be paid;

                      (ii) An amount equal to two times the sum of (A) Executive's then current Annual Base Salary pursuant to Section 4(a) of the Employment Agreement and (B) sixty percent (60%) of Executive's targeted Annual Bonus payable for the Company's fiscal year in which the Date of Termination occurs, payable in equal monthly payments during a twenty-four (24) consecutive month period following the Date of Termination; provided, however, notwithstanding anything to the contrary in the Termination Agreement or in the Employment Agreement, none of such amounts shall qualify Executive for any incremental benefit under any plan or program in which he has participated or continues to participate;

                      (iii)   In lieu of any annual incentive compensation under
                              Section 4(b) of the Employment Agreement for the year in which Executive's employment terminated (unless otherwise payable under Section 7(b)(v) below), Executive will be paid an amount equal to 60 percent (60%) of Executive's then current Annual Base Salary pursuant to Section 4(a) of the Employment Agreement multiplied



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                              by a fraction the numerator of which is the number
                              of days Executive was employed in the fiscal year of termination and the denominator of which is the total number of days in the year of termination;

                      (iv) stock options then held by Executive will be exercisable and restricted stock and performance shares then held by Executive will be vested to the extent and for such periods indicated in, and otherwise be governed by, the plans and programs and the agreements and other documents thereunder pursuant to which such stock options, restricted stock or performance shares were granted;

                      (v) all vested, nonforfeitable amounts owing and accrued at the Date of Termination under any compensation and benefit plans, programs, and arrangements in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted, including any supplemental retirement plan in which the Executive may have participated;

                      (vi) For two (2) years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue welfare plan benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 5(b) of the Employment Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families; provided, however, that if the Executive is employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For two (2) years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the plan, the Company shall continue tax-qualified defined contribution plan accruals for the Executive, including participation and crediting of service, contributions and compensation at least equal to what the Executive would have accrued in accordance with such plans of the Company or affiliated companies if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies. If such welfare benefit or tax-qualified defined contribution plans,




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

                              programs, or arrangements do not allow Executive's continued participation, a cash payment equivalent on an after-tax basis to the value of the additional benefits Executive would have received under such employee benefit plans, programs, and arrangements in which Executive was participating immediately prior to the Date of Termination, as if Executive had received credit under such plans, programs, and arrangements for service, compensation and age with the Company during such period following Executive's Date of Termination, with such benefits payable by the Company at the same times and in the same manner as such benefits would have been received by Executive under such plans (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating);

                      (vii) The Company shall reimburse the Executive the actual brokerage commissions paid by Executive in connection with the sale of Executive's principal residence, if the Executive lists (and continues to list) the Executive's principal residence for sale commencing not later than the second year anniversary of the Date of Termination, and the Executive shall have the right to cause the Company to purchase Executive's principal residence at any time after the sixth month anniversary and prior to the second year anniversary of the Date of Termination for its appraised value; provided, the appraised value shall be the average of the values of the Executive's principal residence (net of any indebtedness assumed by the Company) determined within ten (10) days of the date the residence is listed for sale by three real estate appraisers, one chosen by each of the Executive and the Company and the third appraiser chosen by the other two appraisers; and

                      (viii) Reimbursement of reasonable business expenses and disbursements incurred by Executive prior to such termination of employment, as authorized under
                              Section 5(h) of the Employment Agreement.

Except as provided in this Section 7(b), the amounts payable pursuant to this
Section 7(b) are immediately payable and will be paid as promptly as practicable after Executive's Date of Termination and in no event more than 30 days after the Date of Termination; provided, however, to the extent that the Company would not be entitled to deduct any such payments under Section 162(m) of the Code, such payments shall be made at the earliest time that the payments would be deductible by the Company without limitation under Section 162(m) (unless this provision is waived by the Company). Any deferred payment shall be credited with the interest at a rate applied to prevent the imputation of taxable income under the Code.





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

         8. Termination by the Company Without Cause and Termination by Executive for Good Reason During the Extended Employment Period.

                  Upon an Executive's Date of Termination during the Extended Employment Period by the Company without Cause or voluntarily by the Executive for Good Reason, the Term and the term of the Employment Agreement will immediately terminate and all obligations of the Company and Executive under Sections 1 through 4 of this Termination Agreement and Sections 1 through 5 of the Employment Agreement will immediately cease; provided, however, that subject to the provisions of Section 13(c), the Company shall pay Executive (or, in the event of Executive's death, his beneficiaries or estate), and Executive (or, in the event of Executive's death, his beneficiaries or estate) shall be entitled to receive, the following:

                  (a) the Company shall pay to the Executive in a lump sum in cash on the Date of Termination the aggregate of the following amounts:

                      (i) the sum of (1) the unpaid portion of Annual Base Salary at the rate payable, in accordance with
                              Section 3(a) hereof, at the Date of Termination, prorated through such Date of Termination, and (2) the product of (x) the higher of (A) the Recent Annual Bonus and (B) the Executive's Annual Bonus payable for the Company's fiscal year in which the Date of Termination occurs, assuming Executive and Company satisfy all conditions to Executive's receiving the full Annual Bonus at target (and annualized for any fiscal year consisting of less than twelve (12) full months or during which the Executive was employed for less than twelve (12) full months) (such higher amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is the total number of days in such fiscal year;

                      (ii) the amount equal to three times the sum of (A) the then current Annual Base Salary pursuant to
                              Section 3(a) hereof and (B) the Executive's
                              Highest Annual Bonus. (Payment of any amount under Section 8(a)(i) shall not constitute a payment or discharge of the Company's obligation under this
                              Section 8(a)(ii) and vice versa);

                      (iii) in lieu of any payment in respect of long term incentive awards granted prior to the Extension Date or in accordance with Section 4(a) hereof, for any performance period not completed at the Executive's Date of Termination, an amount equal to the cash amount payable plus the value of any shares, dividends or other property (valued at the Date of Termination) payable upon the achievement of the then existing performance in respect of each tranche of such awards as if the Date of Termination were the end of the performance period, but in no event less than one hundred percent (100%) of target, multiplied by (A) with respect to any tranche as of the Date of Termination for which at least fifty percent (50%) of the performance period has elapsed, one hundred percent (100%), and (B) with respect to any tranche as of the Date of Termination for which less than fifty percent (50%) of the performance period has elapsed, a fraction, the numerator of which is the number of days that have elapsed in the relevant performance period and the denominator of which is the total number of days in the relevant performance period; and

                      (iv) to the extent not covered in (i), (ii) or (iii) above, all vested, nonforfeitable amounts owing or accrued at the Date of Termination under any other compensation and benefit plans, programs, and arrangements in which Executive theretofore participated, including any supplemental retirement plan in which the Executive may have participated, including any additional accruals provided under such plan due to the Change of Control, will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted.

                  (b) Stock options then held by Executive will be exercisable and restricted stock and performance shares then held by the Executive will be vested to the extent and for such periods indicated in, and otherwise be governed by, the plans and programs (and the agreements and other documents thereunder) pursuant to which such stock options, restricted stock or performances shares were granted;

                  (c) For three (3) years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue welfare plan benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b) of this Termination Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families; provided, however, that if the Executive is employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For three
(3) years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the plan, the Company shall continue tax-qualified defined contribution plan accruals for the Executive, including participation and crediting of service, contributions and compensation at least equal to what the Executive would have accrued in accordance with such plans of the Company or affiliated companies if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies. If such welfare benefit or tax-qualified defined contribution plans, programs, or arrangements do not allow Executive's continued participation, a cash payment equivalent on an after-tax basis to the value of the additional benefits Executive would have received under such employee benefit plans, programs, and arrangements in which Executive was participating immediately prior to the Date of Termination, as if Executive had received credit under such plans, programs, and arrangements for service, compensation and age with the Company during such period following Executive's Date of Termination, with such benefits payable by the Company at the same times and in the same manner as such benefits would have been received by Executive under such plans (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating);

                  (d) Outplacement services the scope and provider of which shall be selected by the Executive in his sole discretion, provided by the Company at its sole expense as incurred;

                  (e) The Company shall reimburse the Executive the actual brokerage commissions paid by Executive in connection with the sale of Executive's principal residence, if the Executive lists (and continues to list) the Executive's principal residence for sale commencing not later than the second year anniversary of the Date of Termination, and the Executive shall have the right to cause the Company to purchase Executive's principal residence at any time prior to the second year anniversary of the Date of Termination for its appraised value; provided, the appraised value shall be the average of the values of the Executive's principal residence (net of any indebtedness assumed by the Company) determined within ten (10) days of the date the residence is listed for sale by three real estate appraisers, one chosen by each of the Executive and the Company and the third appraiser chosen by the other two appraisers; and

                  (f) Reimbursement of reasonable business expenses and disbursements incurred by Executive prior to such termination of employment, as authorized under Section 4(f) hereof.

         9. Definitions Relating to Termination Events.

                  (a) "Cause." For purposes of this Termination Agreement, "Cause" shall mean Executive's gross misconduct (as defined herein). For purposes of this definition, "gross misconduct" shall mean (A) a felony conviction in a court of law under applicable federal or state laws which results in material damage to the Company or any of its affiliated companies or materially impairs the value of Executive's services to the Company, or (B) willfully engaging in one or more acts, or willfully omitting to act in accordance with duties hereunder, which is demonstrably and materially damaging to the Company or any of its affiliated companies, including acts and omissions that constitute gross negligence in the performance of Executive's duties under the Employment Agreement or this Termination Agreement or a material breach of
Section 7 of the Employment Agreement. Notwithstanding the foregoing, Executive may not be terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by a majority affirmative vote of the membership of the Board of Directors of the Company (the "Board") (excluding Executive, if he is then a member) at a meeting of the Board called and held for such purpose (after giving Executive reasonable notice specifying the nature of the grounds for such termination and not less than 30 days to correct the acts or omissions complained of, if correctable, and affording Executive the opportunity, together with his counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive was guilty of conduct which constitutes Cause as set forth in this Section 9(a).

                  (b) "Change of Control." For the purpose of this Termination Agreement, a "Change of Control" shall mean:

                      (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by a lender to the Company pursuant to a debt restructuring of the Company, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 9(b);

                      (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (for purposes of this Section, any good faith determination made by the then Incumbent Board of whether an election contest or other solicitation of proxies or consents has been threatened or occurred shall be conclusive);

                      (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                      (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                  (c) "Disability" means the failure of Executive to render and perform the services required of him under this Termination Agreement, for a total of 180 days or more during any consecutive 12 month period, because of any physical or mental incapacity or disability as determined by a physician or physicians selected by the Company and reasonably acceptable to Executive, unless, within 30 days after Executive has received written notice from the Company of a proposed Date of Termination due to such absence, Executive shall have returned to the full performance of his duties hereunder and shall have presented to the Company a written certificate of Executive's good health prepared by a physician selected by Company and reasonably acceptable to Executive.

                  (d) "Extended Employment Period" shall mean the period commencing on the Extension Date and ending on the third anniversary of such date.

                  (e) "Extension Date" shall mean the first date during the Term on which a Change of Control occurs. Anything in this Termination Agreement or the Employment Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of the Employment Agreement the "Extension Date" shall mean the date immediately prior to the date of such termination of employment.

         (f) "Good Reason." For purposes of this Termination Agreement, "Good Reason" shall mean, during the Extended Employment Period, without Executive's prior written consent:

                      (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by
                              Section 3(a) of the Employment Agreement or
                              Section 2(a) of this Termination Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive or any such assignment or action as requested or consented by Executive;

                      (ii) any failure by the Company to comply with, or breach by the Company of any of the material provisions of this Termination Agreement or the Employment Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                      (iii) the Company's requiring the Executive to be based at any office or location other than as provided in Section 2(b) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Extension Date; or

                      (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Termination Agreement.

For purposes of this Section, any good faith determination of "Good Reason" made by the Executive shall be conclusive.

         (g) "Normal Retirement Date." For purposes of this Termination Agreement, an Executive's Normal Retirement Date is his attainment of age sixty-five (65).

         10. Excise Tax Gross-Up.

                  If Executive becomes entitled to one or more payments (with a "payment" including, without limitation, the vesting of an option or other non-cash benefit or property), whether pursuant to the terms of this Termination Agreement or any other plan, arrangement, or agreement with the Company or any affiliated company (the "Total Payments"), which are or become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company shall pay to Executive at the time specified below an additional amount (the "Gross-up Payment") (which shall include, without limitation, reimbursement for any penalties and interest that may accrue in respect of such Excise Tax) such that the net amount retained by Executive, after reduction for any Excise Tax (including any penalties or interest thereon) on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-up Payment provided for by this Section 10, but before reduction for any federal, state, or local income or employment tax on the Total Payments, shall be equal to the sum of (a) the Total Payments, and (b) an amount equal to the product of any deductions disallowed for federal, state, or local income tax purposes because of the inclusion of the Gross-up Payment in Executive's adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Gross-up Payment is to be made.

                  For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax:


                  (a) The Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the written opinion of independent legal counsel, compensation consultants or auditors of nationally recognized standing ("Independent Advisors") selected by the Company and reasonably acceptable to Executive, the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of
                        Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax;


                  (b) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Total Payments or
                        (ii) the total amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (a) above); and

                  (c) The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.


                  For purposes of determining the amount of the Gross-up Payment, Executive shall be deemed (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made; (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of Executive's adjusted gross income); and (C) to have otherwise allowable deductions for federal, state, and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-up Payment in Executive's adjusted gross income. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to Executive or otherwise realized as a benefit by Executive) the portion of the Gross-up Payment that would not have been paid if such Excise Tax had been applied in initially calculating the Gross-up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment and shall indemnify and hold Executive harmless in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

                  The Gross-up Payment provided for above shall be paid on the 30th day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Total Payments (or any portion thereof) are subject to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to Executive on such day an estimate, as determined by the Independent Advisors, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). If more than one Gross-up Payment is made, the amount of each Gross-up Payment shall be computed so as not to duplicate any prior Gross-up Payment.

                  The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid.

The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:


                      (i) give the Company any information reasonably requested by the Company relating to such claim,

                      (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                      (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                      (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income or employment tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 10, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or employment tax (including income or employment or interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section 10, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of this Section 10) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the

Executive of an amount advanced by the Company pursuant to this Section 10, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         11. Release of Employment Claims.

                  (a) Release of Employment Claims. Executive agrees, as a condition to receipt of the termination payments and benefits provided hereunder, that he will execute a release agreement, in a form satisfactory to the Company, releasing any and all claims arising out of Executive's employment (other than claims made pursuant to any indemnities provided under the articles or by-laws of the Company, under any directors or officers liability insurance policies maintained by the Company or enforcement of this Termination Agreement).

                  (b) Survival. Notwithstanding any provision of this Termination Agreement to the contrary, the provisions of this Section 11 shall survive the termination or expiration of this Termination Agreement.

         12. Governing Law; Disputes; Arbitration.

                  (a) Governing Law. This Termination Agreement is governed by and is to be construed, administered, and enforced in accordance with the laws of the state in which the Company's corporate offices are then located (e.g., Missouri as of the date hereof) without regard to that state's conflicts of law principles, except insofar as Delaware General Corporation Laws and federal laws and regulations may be applicable. If under the governing law, any portion of this Termination Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Termination Agreement. The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof.

                  (b) Reimbursement of Expenses in Enforcing Rights and Funding of Obligations. On and after the Extension Date, all reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred by Executive in seeking to enforce rights pursuant to this Termination Agreement shall be paid on behalf of or reimbursed to Executive promptly by the Company, whether or not Executive is successful in asserting such rights; provided, however, that no reimbursement shall be made of such expenses relating to any unsuccessful assertion of rights if and to the extent that Executive's assertion of such rights was in bad faith or frivolous, as determined by independent counsel mutually acceptable to Executive and the Company. Immediately prior to the Extension Date but not less than five (5) days prior thereto, the Company agrees to maintain a minimum amount in a rabbi trust (or to provide to the trustee of such rabbi trust an irrevocable letter of credit in an amount equal to such minimum amount (and callable at will by such trustee)) sufficient to fund any such enforcement action and the aggregate present value of all liabilities potentially owed to the Executive under this Termination Agreement as if he or she had incurred a termination of employment by the Company other than for Cause.

                  (c) Arbitration. Any dispute or controversy arising under or in connection with this Termination Agreement shall be settled exclusively by arbitration in the city in which the Company's corporate offices are then located (e.g., Springfield, Missouri as of the date hereof) by a panel of three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction. For purposes of entering any judgment upon an award rendered by the arbitrators, the Company and Executive hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the judicial district in which the Company's corporate offices are then located (e.g., Western District of Missouri as of the date hereof) (ii) any of the courts of the state in which the Company's corporate offices are then located (e.g., Missouri as of the date hereof), or (iii) any other court having jurisdiction. The Company and Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and Executive hereby waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and Executive hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to Section 12(b), the Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 12(c). Notwithstanding any provision in this
Section 12, Executive shall be entitled to seek specific performance of Executive's right to be paid during the pendency of any dispute or controversy arising under or in connection with this Termination Agreement.

                  (d) Interest on Unpaid Amounts. Any amounts that have become payable pursuant to the terms of this Termination Agreement or any decision by arbitrators or judgment by a court of law pursuant to this Section 12 but which are not timely paid shall bear interest at the prime rate in effect at the time such payment first becomes payable, as quoted in The Wall Street Journal (Midwest edition).


         13. Miscellaneous.

                  (a) Integration. This Termination Agreement cancels and supersedes any and all prior agreements and understandings between the parties hereto with respect to the employment of Executive by the Company and its affiliated companies, except for the Employment Agreement and the Restricted Stock Agreement (as defined in the Employment Agreement). This Termination Agreement, the Employment Agreement and the Restricted Stock Agreement together constitute the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto. Executive shall not be entitled to any payment, right or benefit under this Termination Agreement which duplicates a payment, right or benefit received or receivable by Executive under such prior agreements and understandings with the Company or under any benefit or compensation plan of the Company.

                  (b) Non-Transferability. Neither this Termination Agreement nor the rights or obligations hereunder of the parties hereto shall be transferable or assignable by Executive, except in accordance with the laws of descent and distribution or as specified in Section 13(c). The Company may assign this Termination Agreement and the Company's rights and obligations hereunder, and shall assign this Termination Agreement, to any Successor (as hereinafter defined) which, by operation of law or otherwise, continues to carry on substantially the business of the Company prior to the event of succession, and the Company shall, as a condition of the succession, require such Successor to agree to assume the Company's obligations and be bound by this Termination Agreement. For purposes of this Termination Agreement, "Successor" shall mean any person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of the Company's voting securities or all or substantially all of its assets, or otherwise.

                  (c) Beneficiaries. Executive shall be entitled to designate (and change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits payable hereunder following Executive's death.

                  (d) Notices. Whenever under this Termination Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the parties giving or making the same, and shall be deemed to have been duly given
(i) upon actual receipt (or refusal of receipt) if delivered personally; (ii) three business days following deposit, if sent by certified or registered mail, return receipt requested, postage prepaid; (iii) one business day following deposit with a documented overnight delivery service or (iv) upon transmission, if sent by facsimile (with confirmation receipt and followed by a copy sent by regular mail), in each case to the appropriate address or number as set forth below or at such other address or facsimile number as may be designated by such party by like notice:


                  If to the Company:

                  DT Industries, Inc.
                  1949 East Sunshine, Suite 2-300
                  Springfield, Missouri  65804
                  Attention:        Chairman of the Board and General Counsel
                  Telephone:        (417) 890-0102
                  Facsimile:        (417) 890-6872

                  With a copy to:

                  Katten Muchin Zavis
                  525 W. Monroe St., Suite 1600
                  Chicago, Illinois 60661
                  Attention:        Herbert S. Wander, Esq.
                  Telephone:        312/902-5200
                  Facsimile:        312/902-1061

                  If to Executive:

                  Stephen J. Perkins
                  DT Industries, Inc.
                  1949 East Sunshine, Suite 2-300
                  Springfield, Missouri  65804
                  Telephone:        (417) 841-2993
                  Facsimile:        (417) 890-6872


                  (e) Reformation. The invalidity of any portion of this Termination Agreement shall not be deemed to render the remainder of this Termination Agreement invalid.

                  (f) Headings. The headings of this Termination Agreement are for convenience of reference only and do not constitute a part hereof.

                  (g) No General Waivers. The failure of any party at any time to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

                  (h) No Obligation To Mitigate. Executive shall not be required to seek other employment or otherwise to mitigate Executive's damages on or after Executive's Date of Termination, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Executive as a result of employment by another employer; provided, however, that, to the extent Executive receives from a subsequent employer health or other insurance benefits that are substantially similar to the benefits referred to in this Termination Agreement, any such benefits to be provided by the Company to Executive following the Term shall be correspondingly reduced.

                  (i) Offsets; Withholding. The amounts required to be paid by the Company to Executive pursuant to this Termination Agreement shall not be subject to offset, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others, other than with respect to any amounts that are owed to the Company by Executive due to his receipt of Company funds as a result of his fraudulent activity. The foregoing and other provisions of this Termination Agreement notwithstanding, all payments to be made to Executive under this Termination Agreement will be subject to required withholding taxes other normal payroll deductions and any other deductions required by law.

                  (j) Successors and Assigns. This Termination Agreement shall be binding upon and shall inure to the benefit of Executive, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

         14. Indemnification.

                  All rights to indemnification by the Company now existing in favor of Executive as provided in the Company's Certificate of Incorporation or Bylaws or pursuant to other agreements in effect on or immediately prior to the Extension Date shall continue in full force and effect from the Extension Date (including all periods after the expiration of the Term), and the Company shall also advance expenses for which indemnification may be ultimately claimed as such expenses are incurred to the fullest extent permitted under applicable law, subject to any requirement that Executive provide an undertaking to repay such advances if it is ultimately determined that Executive is not entitled to indemnification; provided, however, that any determination required to be made with respect to whether Executive's conduct complies with the standards required to be met as a condition of indemnification or advancement of expenses under applicable law and the Company's Certificate of Incorporation, Bylaws, or other agreement shall be made by independent counsel mutually acceptable to Executive and the Company (except to the extent otherwise required by law). After the date hereof, the Company shall not amend its Certificate of Incorporation or Bylaws or any agreement in any manner which adversely affects the rights of Executive to indemnification thereunder. Any provision contained herein notwithstanding, this Termination Agreement shall not limit or reduce any rights of Executive to indemnification pursuant to applicable law. In addition, the Company will maintain directors' and officers' liability insurance in effect and covering acts and omissions of Executive, during the Term and for a period of six years thereafter, on terms substantially no less favorable as those in effect on the Extension Date.

         15. Income Tax Treatment.

                  Executive and the Company acknowledge that it is the intention of the Company to deduct all amounts paid by the Company to Executive pursuant to this Termination Agreement as ordinary and necessary business expenses for income tax purposes. Executive agrees and represents that he will treat all such amounts as ordinary income for income tax purposes, and should he report such amounts as other than ordinary income for income tax purposes, he will indemnify and hold the Company harmless from and against any and all taxes, penalties, interest, costs and expenses, including reasonable attorneys' and accounting fees and costs, which are incurred by Company directly or indirectly as a result thereof.

                  IN WITNESS WHEREOF, Executive has hereunto set his hand and the Company has caused this instrument to be duly executed as of the day and year first above written.

                                        DT INDUSTRIES, INC.


                                        By:      /s/ James J. Kerley
                                           ----------------------------
                                        Name:    James J. Kerley
                                             --------------------------
                                        Title    Chairman of the Board
                                             --------------------------


                                        STEPHEN J. PERKINS



                                        /s/ Stephen J. Perkins
                                        -------------------------------